Exhibit 99.1

ODYSIGHT.AI RECEIVES REPEAT Purchase order FROM NASA FOR ITS COMPREHENSIVE VISUALIZATION SOLUTION, TO SUPPORT its HIGH-SPEED AERONauTICAL FLIGHT TESTING

OMER, Israel, September 23, 2024 – Odysight.ai Inc. (OTCQB: ODYS), a pioneer in AI driven Predictive Maintenance (PdM) and Condition-Based Monitoring (CBM), is pleased to announce the receipt of a new purchase order for the Company’s vision-based system by the U.S. National Aeronautics and Space Administration (NASA) to support its high-speed aeronautical flight testing on aerospace vehicles. This repeat order from NASA demonstrates the unique value and quality of Odysight.ai’s innovative solutions.

Colonel (Res.) Yehu Ofer, CEO of Odysight.ai stated: “This order showcases the trust NASA places in Odysight.ai, and is a strong endorsement of our technology’s effectiveness. We are proud that NASA chose to integrate our solutions to support high-speed aeronautical flight testing and believe this further demonstrates the substantial value we deliver to our customers. We look forward to expanding our partnership with NASA.”

Inbal Kreiss, board member of Odysight.ai and currently Chief of Innovation at the Systems, Missiles and Space Division of the Israeli Aerospace Industries Ltd. (IAI) and Chairwoman of RAKIA, Israel’s Scientific and Technological Mission to the International Space Station, stated, “It is highly unusual for NASA to select a supplier as a single source for repeated space missions and thus the selection of Odysight.ai’s system by NASA is a clear validation of the exceptional quality of Odysight.ai’s capabilities.”

Odysight.ai’s visual sensing-based systems provide state-of-the-art solutions, ranging from bespoke cameras to advanced AI algorithms for diagnostics and prognostic health management applications. Odysight.ai’s groundbreaking technology is designed to empower users to autonomously monitor and manage the health of their assets without the need for specialized technicians, providing crucial support for the aerospace sector by enabling Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) of aerial vehicles. This technology enhances sustainment, operational availability and platform safety, offering superior capabilities, including an onboard Health and Usage Monitoring System (HUMS).

About Odysight.ai

Odysight.ai is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI platform. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas which are inaccessible under normal operation, or where the operating ambience is not suitable for continuous real-time monitoring. For more information, please visit: https://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding future collaboration with NASA. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction and (xv) political, economic and military instability in Israel, including the impact on our operations of the October 7, 2023 attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2024 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654